EXHIBIT 23.1 - Consent of Independent Registered Accountant

                            BOBBY J. HUTTON
                      Certified Public Accountant
                          4824 Courtside Drive
                        Fort Worth, Texas  76113
                             April 4, 2014                       817 263 8666


CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in the Registration Statement, on Form S-1, or any subsequent amendment thereof, of our report(s) dated January 28, 2014 relating to the financial statements of Signal Advance, Inc. for years ended December 31, 2011, December 31, 2012, December 31, 2013, respectively, which appear in the Registration Statement.


We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Bobby J. Hutton

Bobby J. Hutton,
Certified Public Accountant